UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2007

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2007, Omnicell, Inc. (“Omnicell”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Rioux Vision, Inc. (“Rioux”) and Shawn Rioux (the “Seller”). Pursuant to the Purchase Agreement, upon the closing of the transaction (the “Closing”), Omnicell will purchase all of the outstanding shares of capital stock of Rioux from the Seller (the “Acquisition”). The Seller will be entitled to receive cash consideration from Omnicell of approximately $26,000,000, subject to certain adjustments that will be made at the closing. Of the total cash consideration the Seller is to receive, $5,000,000 is to be withheld from the Seller and deposited in an escrow account (the “Escrow Amount”). The Escrow Amount will be held for a period of one year from the date of the closing, subject to extension in the event of a claim for indemnification. Omnicell, Rioux and the Seller have made customary representations, warranties and covenants in the Purchase Agreement.

Rioux and the Seller have agreed to operate Rioux’s business in the ordinary course until Closing and Rioux and Seller have also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Rioux. The Closing  is subject to customary closing conditions. The Purchase Agreement contains certain termination provisions for both Omnicell and the Seller.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and  is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. A copy of the press release issued by Omnicell on November 30, 2007 concerning the foregoing is filed herewith as Exhibit 99.1.

The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Omnicell. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that Rioux delivered in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Omnicell’s public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated November 29, 2007, by and among Omnicell, Inc., Rioux Vision, Inc. and Shawn Rioux.
99.1	Press Release, dated November 30, 2007, entitled “ Omnicell Announces Agreement to Acquire Rioux Vision, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: December 5, 2007	By:	/s/ Dan S. Johnston
Dan S. Johnston
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated November 29, 2007, by and among Omnicell, Inc., Rioux Vision, Inc. and Shawn Rioux.
99.1	Press Release, dated November 30, 2007, entitled “ Omnicell Announces Agreement to Acquire Rioux Vision, Inc.”